SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 15, 2010

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CAPITOL FEDERAL FINANCIAL

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(Exact name of Registrant as specified in its Charter)

United States                                                                000-25391                                                              48-1212142
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(State or other jurisdiction of incorporation)                   (Commission File Number)                   (IRS Employer Identification Number)

700 Kansas Avenue Topeka, Kansas 66603
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(785) 235-1341

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Capitol Federal Financial (“the Registrant”) held its special meeting of stockholders on December 15, 2010. Holders of record of the Registrant’s common stock at the close of business on November 8, 2010, were entitled to vote on seven proposals at the special meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Amended and Restated Plan of Conversion and Reorganization
The Registrant’s stockholders approved the Amended and Restated Plan of Conversion and Reorganization as described in the proxy statement/prospectus dated November 12, 2010.

	Votes of stockholders	Votes of stockholders
	Excluding Capitol Federal Savings Bank MHC	Including Capitol Federal Savings Bank MHC
For	15,339,949	67,532,766
Against	850,512	850,512
Abstain	72,581	72,581
Broker Non-Votes	2,711,428	2,711,428

Proposal 2 -- Contribution to the Capitol Federal Foundation
The Registrant's stockholders approved the contribution to the Capitol Federal Foundation.

For	69,081,555
Against	1,802,081
Abstain	283,638
Broker Non-Votes	13

Proposal 3 -- Adjournment of Special Meeting
The Registrant's stockholders approved the proposal providing for the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there were not sufficient votes at the time of the special meeting to approve the Plan of Conversion and Reorganization.

For	69,456,155
Against	1,610,651
Abstain	100,473
Broker Non-Votes	8

Proposals 4a - 4d  Informational Proposals
4a.  The Registrant's stockholders approved a provision in Capitol Federal Financial, Inc.'s articles of incorporation to limit the ability of stockholders to remove directors.

For	62,923,736
Against	8,043,961
Abstain	199,576
Broker Non-Votes	14

4b.  The Registrant's stockholders approved a provision in Capitol Federal Financial, Inc.'s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Capitol Federal Financial, Inc.'s articles of incorporation.

For	63,541,364
Against	7,492,545
Abstain	133,364
Broker Non-Votes	14

4c.  The Registrant's stockholders approved a provision in Capitol Federal Financial, Inc.'s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Capitol Federal Financial, Inc.'s bylaws.

For	63,436,538
Against	7,585,522
Abstain	145,214
Broker Non-Votes	13

4d.  The Registrant's stockholders approved a provision in Capitol Federal Financial, Inc.'s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Capitol Federal Financial, Inc.'s outstanding voting stock.

For	63,694,723
Against	7,292,786
Abstain	179,771
Broker Non-Votes	7

ITEM 8.01 OTHER EVENTS

On December 15, 2010, Capitol Federal Financial (the “Company”) announced that its stockholders approved the plan of conversion and reorganization pursuant to which Capitol Federal Savings Bank MHC will convert to the stock holding company form of organization.

The Company also announced that it has completed the syndicated portion of its offering and expects to complete the offering at the minimum of the offering range.  Capitol Federal Financial, Inc. expects to sell a total of 118,150,000 shares of common stock in the resolicitation, community and syndicated offerings at $10.00 per share, including 4.7 million shares to be purchased by the Bank's Employee Stock Ownership Plan.  The conversion and offering are expected to be completed at the close of business on December 21, 2010, subject to receipt of final regulatory approvals and other customary closing conditions.

The foregoing description is only a summary and is qualified in its entirety to the full text of the release which is included as Exhibit 99 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit 99 - Press Release dated December 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL FEDERAL FINANCIAL

Date: December 15, 2010                      By:  /s/ Kent G. Townsend

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                                Kent G. Townsend, Executive Vice-President and Chief Financial Officer